Exhibit 99.2

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial statements were prepared by applying certain pro forma adjustments to the historical financial statements of Glocorp. The pro forma adjustments give effect to our acquisition of Atlantis System Sdn Bhd (“Atlantis”)

The unaudited pro forma combined statements of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017 give effect to the transaction as if each of them had occurred on January 1, 2016.

The historical financial statements of Atlantis appear elsewhere in this Form 8-K. We determined that each acquisition shown involved the acquisition of a business, considering the guidance in Rule 11-01 (d) of Regulation S-X, and individually, as well as in aggregate, met the significance test of Rule 3-05 of Regulation S-X.

We have based the pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We describe in greater detail the assumptions underlying the pro forma combined financial statements in the notes to the unaudited pro forma combined financial statements. In many cases, we based these assumptions on preliminary information and estimates. The actual adjustments to our pro forma combined financial statements will depend upon a number of factors and additional information that will be available later. Accordingly, the actual adjustments that will appear in our financial statements may differ from these pro forma adjustments, and those differences may be material.

For the acquisition of Atlantis, management has made the determination that the acquisition should be accounted for as entities under common control and therefore the assets acquired and liabilities assumed were recorded at their book value on the acquisition date. Pro forma adjustments were made to reflect the share changes between Glocorp Inc. and Atlantis.

These unaudited pro forma combined financial statements do not purport to represent what our results of operations or financial condition would have been had the Transaction actually occurred on the assumed dates, nor do they purport to project our results of operations or financial condition for any future period or future date.

Glocorp Inc.

Pro Forma Combined Balance Sheet

As of September 30, 2017

(Unaudited)

	Glocorp Inc.	Atlantis System Sdn Bhd	Adjustments		Pro Forma
	(historical)	(historical)
ASSETS
Current assets
Cash and cash equivalents	$1,384	$1,276	$-		$2,660
Accounts receivable	-	3,968	-		3,968

Total current assets	1,384	5,244	-		6,628

Total assets	$1,384	$5,244	$-		$6,628

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$7,500	$-	$-		$7,500
Advances from related parties	-	13,098	-		13,098

Total current liabilities	7,500	13,098	-		20,598

Total liabilities	7,500	13,098	-		20,598

Stockholders’ deficit
Common stock	105,000	4,677	15,326	(1)	125,003
Additional paid-in capital (deficiency)	(61,010)	-	(15,326	)(1)	(76,336)
Accumulated deficit	(50,106)	(13,550)	-		(63,656)
Other comprehensive income	-	1,019	-		1,019

Total stockholders’ deficit	(6,116)	(7,854)	-		(13,970)

Total liabilities and stockholders’ deficit	$1,384	$5,244	$-		$6,628

(1)	Reflects the share exchanges between Glocorp Inc. and Atlantis System Sdn Bhd. The adjustment also reflects the elimination of Atlantis System Sdn Bhd common stock accounts.

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Glocorp Inc.

Pro Forma Combined Statement of Operations

For the nine months ended September 30, 2017

(Unaudited)

	Glocorp Inc.	Atlantis System Sdn Bhd	Adjustments		Pro Forma
	(historical)	(historical)

Revenue	$-	$23,612	$-		$23,612
Cost of revenues	-	(2,542)	-		(2,542)

Gross profit	-	21,070	-		21,070

Operating expenses:
General and administrative	$(25,616)	$(15,526)	$-		$(41,142)

Income (loss) before income tax expense	(25,616)	5,544	-		(20,072)

Income tax expense	-	(1,082)	-		(1,082)

Net income (loss)	$(25,616)	$4,462	$-		$(21,154)

Weighted average shares outstanding – basic and diluted	105,000,000		20,003,000	(1)	125,003,000

Loss per common share – basic and diluted	$(0.00)				$(0.00)

(1)	Reflects the shares issued to the shareholders of Atlantis.

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Glocorp Inc.

Pro Forma Combined Statement of Operations

For the year ended December 31, 2016

(Unaudited)

	Glocorp Inc.	Atlantis System	Adjustments		Pro Forma
	(historical)	(historical)

Revenue	$-	$26,038	$-		$26,038
Cost of revenues	-	(10,816)	-		(10,816)

Gross profit	-	15,222	-		15,222

Operating expenses:
General and administrative	$(19,490)	$(28,098)	$-		$(47,588)

Loss before income tax expense	(19,490)	(12,876)	-		(32,366)

Income tax expense	-	(100)	-		(100)

Net loss	$(19,490)	$(12,976)	$-		$(32,466)

Weighted average shares outstanding – basic and diluted	105,000,000		20,003,000	(1)	125,003,000

Loss per common share – basic and diluted	$(0.00)				$(0.00)

(1)	Reflects the shares issued to the shareholders of Atlantis.

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